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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2002

PLAYBOY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-14790 (Commission File Number)	36-4249478 (IRS Employer Identification No.)
680 NORTH LAKE SHORE DRIVE, CHICAGO, ILLINOIS 60611 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (312) 751-8000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 2.    Acquisition or Disposition of Assets.

        On January 7, 2003, Playboy Enterprises, Inc. (the "Company") filed a Current Report on Form 8-K announcing the completion of the restructuring of the ownership of its international TV joint ventures with Claxson Interactive Group Inc. and its affiliates ("Claxson"). This Amendment No. 1 to Current Report on Form 8-K ("Amendment No. 1") of the Company is being filed to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.

        Certain matters discussed within this Amendment No. 1 are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  Financial Statements

Historical Financial Statements of Playboy TV International, LLC and Subsidiaries

        Provided below are the unaudited historical financial statements of Playboy TV International, LLC ("PTVI") and its subsidiaries for the nine months ended September 30, 2002 and 2001. PTVI's audited financial statements for the year ended December 31, 2001 were filed with the Company's annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 and are incorporated herein by reference.

Contents

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2002 and 2001	F-1
Unaudited Condensed Consolidated Balance Sheet as of September 30, 2002	F-2
Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2002 and 2001	F-3
Notes to Unaudited Condensed Consolidated Financial Statements	F-4

Playboy TV International, LLC and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
and Comprehensive Loss
Nine Months Ended September 30, 2002 and 2001
(in thousands)

	Nine Months Ended September 30,
	2002	2001
Net revenues
Subscriber-based fees	$23,384	$21,745
Programming rights	1,719	1,557
Advertising	361	376
Other	960	671

Total net revenues	26,424	24,349

Operating expenses
Product, content and technology	17,036	14,505
Marketing and sales	2,234	1,937
Corporate and administration	4,076	8,734
Depreciation and amortization	1,348	1,643

Total operating expense	24,694	26,819

Operating income (loss)	1,730	(2,470)

Nonoperating income (expense)
Investment income	128	20
Interest expense	(3,057)	(3,129)
Other	—	196

Total nonoperating expense	(2,929)	(2,913)

Loss before provision for non-U.S. income taxes	(1,199)	(5,383)
Provision for non-U.S. income taxes	(321)	(294)

Net loss	(1,520)	(5,677)
Other comprehensive income (loss)	641	(542)

Comprehensive loss	$(879)	$(6,219)

See accompanying notes.

Playboy TV International, LLC and Subsidiaries
Unaudited Condensed Consolidated Balance Sheet
September 30, 2002
(in thousands)

Assets
Cash and cash equivalents	$5,478
Receivables, net	4,961
Receivables from related parties	7,484
Other current assets	544

Total current assets	18,467

Property and equipment, net	1,319
Programming rights	43,453
Goodwill	9,916
Trademarks	8,296
Other noncurrent assets	3,306

Total assets	$84,757

Liabilities and owners' equity
Accounts payable	$4,801
Accounts payable to related parties	42,287
Accrued salaries, wages and employee benefits	773
Deferred revenues	496

Total current liabilities	48,357

Rights acquisition fee payable, net of current portion	19,714
Other noncurrent liabilities	411

Total noncurrent liabilities	20,125

Commitments and contingencies	—
Owners' equity	16,275

Total liabilities and owners' equity	$84,757

See accompanying notes.

Playboy TV International, LLC and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2002 and 2001
(in thousands)

	September 30,
	2002	2001
Cash flows from operating activities
Net loss	$(1,520)	$(5,677)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Amortization of programming rights	13,578	12,294
Depreciation and amortization	1,348	1,643
Accretion of interest expense	3,057	3,129
Changes in operating assets and liabilities:
Receivables, net	(574)	(187)
Receivables from related parties	(2,906)	331
Acquisition of programming rights	(13,016)	(11,286)
Other assets	1,253	(185)
Accounts payable	(1,018)	569
Accounts payable to related parties	5,389	(1,296)
Accrued salaries, wages and employee benefits	(5,102)	472
Deferred revenues	(250)	(77)
Other noncurrent liabilities	411	—

Net cash provided by (used for) operating activities	650	(270)

Cash flows from investing activities
Acquisition of property and equipment	(304)	(312)

Cash flows from financing activities
Capital contributions	919	3,811
Payment of rights acquisition fee payable	—	(5,000)

Net cash provided by (used for) financing activities	919	(1,189)

Effect of foreign currency translation	178	(642)

Net increase (decrease) in cash and cash equivalents	1,443	(2,413)
Cash and cash equivalents, beginning of period	4,035	5,549

Cash and cash equivalents, end of period	$5,478	$3,136

See accompanying notes.

Playboy TV International, LLC and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
(in thousands)

1.    Summary of Significant Accounting Policies.

        Unaudited Interim Financial Statements—The accompanying financial statements as of September 30, 2002 and for the nine months ended September 30, 2002 and 2001 are unaudited; in the opinion of management, the unaudited interim financial statements contain all adjustments necessary for a fair presentation of the interim periods presented, and all adjustments are of a normal and recurring nature. The results of operations for the nine months ended September 30, 2002 and 2001 are not necessarily indicative of the results which may be expected for the entire fiscal year.

2.    Adoption of New Accounting Pronouncements.

        On January 1, 2002, PTVI adopted the full provisions of Statement of Financial Accounting Standards No. 141, Business Combinations and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("Statement 142"). Under the new rules, goodwill and intangible assets with indefinite lives are no longer amortized but are subject to annual impairment tests. Other intangible assets continue to be amortized over their useful lives. Amortization expense related to intangible assets with definite lives is expected to total approximately $1.2 million for each of the next five years beginning with 2002. During the first quarter of 2002, the first of the required impairment tests were completed for goodwill and indefinite-lived intangible assets, which did not result in an impairment charge.

        The following table represents the pro forma effects as if Statement 142 had been adopted as of January 1, 2001 (in thousands):

	Unaudited Nine Months Ended September 30,
	2002	2001
Net loss
As reported	$(1,520)	$(5,677)
Amortization of goodwill (net of tax)	—	344

Pro forma	$(1,520)	$(5,333)

3.    Phantom Stock Option Plan.

        Effective November 8, 2001, PTVI adopted a phantom equity plan (the "Plan"). The Plan is designed to attract, retain and motivate officers, employees, directors and consultants. The Plan enables PTVI to award individual units representing a hypothetical share of stock (the "Phantom Share"). Each Phantom Share is assigned a strike value on the date of grant. The difference between the fair market value and the strike value assigned to each Phantom Share represents the cash award each grantee is entitled to receive on the exercise date. In the fourth quarter of 2001, PTVI incurred compensation expense amounting to $5,198 in connection with the Plan. In the third quarter of 2002, the remaining liability under the Plan of $3,698 was reversed since the fair market value of each Phantom Share was less than the strike value.

4.    Subsequent Events.

        On December 24, 2002, the Company completed the restructuring of the ownership of its international TV joint ventures with Claxson. The restructuring significantly expanded the Company's ownership of Playboy TV and movie networks outside of the United States and Canada. The Claxson joint ventures originated when PTVI and Playboy TV-Latin America, LLC ("PTVLA") were formed in 1999 and 1996, respectively, as joint ventures between the Company and a member of the Cisneros Group ("Cisneros") for the ownership and operation of Playboy TV networks outside of the United States and Canada. In 2001, Claxson succeeded Cisneros as the Company's joint venture partner. Prior to the completion of the restructuring transaction, parts of which are effective as of April 1, 2002, PTVI and PTVLA had exclusive rights to create and launch new television networks under the Playboy and Spice brands outside of the United States and Canada, and under specified circumstances to license programming to third parties. The Company owned a 19.9% equity interest in PTVI and a 19% equity interest in PTVLA before the restructuring.

        Under the terms of the restructuring transaction, the Company:

  •
  increased from 19.9% to 100% its ownership in PTVI;

  •
  acquired the 19.9% equity in two Japanese networks previously owned by PTVI;

  •
  retained its existing 19% ownership in PTVLA;

  •
  acquired an option to increase its percentage ownership of PTVLA;

  •
  obtained 100% distribution rights to Playboy TV en Español in the U.S. Hispanic market;

  •
  restructured its Latin American Internet joint venture with Claxson in favor of revenue share and promotional agreements for its respective Internet businesses in Latin America; and

  •
  received from Claxson its preferred stock ownership (approximately 3% equity in Playboy.com as if converted) in Playboy.com.

(b)
Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Data

        On December 24, 2002, the Company completed the restructuring of the ownership of its international TV joint ventures with Claxson. The restructuring significantly expanded the Company's ownership of Playboy TV and movie networks outside of the United States and Canada. The Claxson joint ventures originated when PTVI and PTVLA were formed in 1999 and 1996, respectively, as joint ventures between the Company and Cisneros for the ownership and operation of Playboy TV networks outside of the United States and Canada. In 2001, Claxson succeeded Cisneros as the Company's joint venture partner. Prior to the completion of the restructuring transaction, parts of which are effective as of April 1, 2002, PTVI and PTVLA had exclusive rights to create and launch new television networks under the Playboy and Spice brands outside of the United States and Canada, and under specified circumstances to license programming to third parties. The Company owned a 19.9% equity interest in PTVI and a 19% equity interest in PTVLA before the restructuring.

        Under the terms of the restructuring transaction, the Company:

  •
  increased from 19.9% to 100% its ownership in PTVI;

  •
  acquired the 19.9% equity in two Japanese networks previously owned by PTVI;

  •
  retained its existing 19% ownership in PTVLA;

  •
  acquired an option to increase its percentage ownership of PTVLA;

  •
  obtained 100% distribution rights to Playboy TV en Español in the U.S. Hispanic market;

  •
  restructured its Latin American Internet joint venture with Claxson in favor of revenue share and promotional agreements for its respective Internet businesses in Latin America; and

  •
  received from Claxson its preferred stock ownership (approximately 3% equity in Playboy.com as if converted) in Playboy.com.

        The Company accounted for this transaction as an unwinding of the PTVI joint venture and final payment under the original sale of assets and licensing agreement. Accordingly, any assets originally sold by the Company to PTVI have been recorded at their book values prior to the formation of PTVI. The majority of other PTVI net assets, including identifiable intangible assets created subsequent to PTVI's formation, have been recorded at 80.1% of their fair value as a result of the 80.1% additional ownership in PTVI that the Company has acquired. The Playboy.com preferred stock surrendered by Claxson has been recorded at its carrying value. Liabilities assumed were recorded at fair value.

        The net value received, measured as described above, was $12.8 million. Of this amount, $12.3 million was applied to the Company's current programming and other receivables from PTVI. The remaining $0.5 million was recorded as of the transaction date as the final revenue from the original sale of assets and licensing agreements.

        The following unaudited pro forma condensed consolidated financial data is based on the Company's historical consolidated financial statements and the historical consolidated financial statements of PTVI, adjusted to give effect to the Claxson joint venture ownership restructuring. The unaudited pro forma condensed consolidated statements of operations present results of operations for the nine months ended September 30, 2002 and the fiscal year ended December 31, 2001 as if the Claxson joint venture ownership restructuring had been completed at the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet at September 30, 2002 gives effect to the restructuring as if it had been completed on September 30, 2002. The pro forma condensed consolidated statements of operations and balance sheet give effect to the restructuring during the periods and as of the dates presented and reflect the Company's consolidated historical financial data and the restructuring, as more fully described in the accompanying notes.

        The pro forma condensed consolidated financial data is presented for illustrative purposes only and does not purport to present the Company's actual financial position or results of operations had the Claxson joint venture ownership restructuring actually occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be achieved in the future.

Contents

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2002	P-1
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2001	P-2
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations	P-3
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2002	P-4
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet	P-5

Playboy Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2002
(in thousands, except per share data)

	Historical Playboy	Historical PTVI	Pro Forma Adjustments		Pro Forma
Net revenues	$204,085	$26,424	$(9,828 1,379 (2,392	)(a) (b) )(c)	$219,668
Costs and expenses
Cost of sales	(152,612)	(18,384)	11,483 (217 (787 900 191	(d) )(b) )(e) (f) (g)	(159,426)
Selling and administrative expenses	(42,868)	(6,310)	—		(49,178)

Total costs and expenses	(195,480)	(24,694)	11,570		(208,604)

Operating income	8,605	1,730	729		11,064
Nonoperating income (expense)
Investment income	83	128	—		211
Interest expense	(11,547)	(3,057)	3,057	(h)	(11,547)
Minority interest	(1,279)	—	316	(j)	(963)
Equity in operations of PTVI and other	(32)	—	297 (333	(k) )(l)	(68)
Other, net	(1,118)	—	—		(1,118)

Total nonoperating expense	(13,893)	(2,929)	3,337		(13,485)

Loss before income taxes	(5,288)	(1,199)	4,066		(2,421)
Income tax expense	(7,802)	(321)	(173	)(m)	(8,296)

Net loss	$(13,090)	$(1,520)	$3,893		$(10,717)

Net loss per common share:
Basic and diluted	$(0.51)				$(0.42)
Weighted average number of common shares outstanding:
Basic and diluted	25,444				25,444

See accompanying notes.

Playboy Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Fiscal Year Ended December 31, 2001
(in thousands, except per share data)

	Historical Playboy (1)	Historical PTVI	Pro Forma Adjustments		Pro Forma
Net revenues	$287,583	$33,669	$(16,847 832 (4,177	)(a) (b) )(c)	$301,060
Costs and expenses
Cost of sales	(237,048)	(28,162)	20,011 (283 (1,534 1,644 254	(d) )(b) )(e) (f) (g)	(245,118)
Selling and administrative expenses	(58,050)	(20,645)	—		(78,695)
Restructuring expenses	(3,776)	—	—		(3,776)

Total costs and expenses	(298,874)	(48,807)	20,092		(327,589)
Loss on disposals	(955)	—	—		(955)

Operating loss	(12,246)	(15,138)	(100)		(27,484)
Nonoperating income (expense)
Investment income	786	139	—		925
Interest expense	(13,970)	(4,129)	4,129 177	(h) (i)	(13,793)
Minority interest	(704)	—	173	(j)	(531)
Equity in operations of PTVI and other	(746)	—	775 51	(k) (l)	80
Other, net	(1,447)	94	—		(1,353)

Total nonoperating expense	(16,081)	(3,896)	5,305		(14,672)

Loss before income taxes and cumulative effect of change in accounting principle	(28,327)	(19,034)	5,205		(42,156)
Income tax expense	(996)	(421)	(231	)(m)	(1,648)

Loss before cumulative effect of change in accounting principle	$(29,323)	$(19,455)	$4,974		$(43,804)

Loss before cumulative effect of change in accounting principle per common share:
Basic and diluted	$(1.20)				$(1.79)
Weighted average number of common shares outstanding:
Basic and diluted	24,411				24,411

(1)
Certain reclassifications have been made to conform to the presentation of the 2002 financial statements.

See accompanying notes.

Playboy Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated
Statement of Operations

Pro Forma Statement of Operations Adjustments

(a)
To eliminate revenue recorded on Playboy's historical financial statements related to programming and trademark license arrangements with PTVI.

(b)
To record the effects of changes in terms for the distribution of Playboy TV en Español. Prior to the restructuring, Playboy retained a 20% distribution fee on revenues with the remaining 80% of revenues and costs of distribution to PTVLA. After the restructuring, Playboy owns 100% of the network, retains 80% of revenues, is responsible for the costs of distribution and pays PTVLA a 20% distribution fee.

(c)
To record the effects of changes in terms of the program supply and trademark agreement with PTVLA. Prior to the restructuring, PTVLA paid an hourly rate for a specified number of programs and a minimal percentage of revenues for trademark usage. After the restructuring, PTVLA pays 17.5% of revenues subject to an annual minimum guarantee for program supply and trademark usage.

(d)
To eliminate amortization expense recorded on PTVI's historical financial statements related to programming inventory acquired from Playboy.

(e)
To reflect amortization expense related to identifiable intangible assets recorded by Playboy in the restructuring transaction.

		Amortization
Type	Lives	Nine Months Ended September 30, 2002	Fiscal Year Ended December 31, 2001
Channel Territory agreements	6 months – 8 years	$545	$1,072
Third party sales agreements	3 months	—	139
PTVLA program supply agreement	10 years	$242	$323
(f)
To eliminate amortization expense on PTVI's historical financial statements related to intangible assets acquired from Playboy upon PTVI's formation.

(g)
To eliminate amortization expense on Playboy's historical financial statements related to PTVI formation costs.

(h)
To eliminate interest expense on PTVI's historical financial statements related to the amortization of the discount recorded on the long-term license fee payments due to Playboy.

(i)
To eliminate interest expense on Playboy's historical financial statements related to a loan from Claxson until the conversion of the loan to Playboy.com preferred stock.

(j)
To eliminate minority interest expense recorded on Playboy's historical financial statements related to Playboy.com preferred stock previously issued to Claxson.

(k)
To eliminate the deferral of intercompany profit on Playboy's historical financial statements from the licensing of Playboy programming to PTVI.

(l)
To eliminate Playboy's historical income statement effects of accounting for PTVI on the equity method of accounting.

(m)
To record the tax effects of the Claxson joint venture ownership restructuring as a result of applying Statement 142, Goodwill and Other Intangible Assets.

Playboy Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2002
(in thousands)

	Historical Playboy	Historical PTVI	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$—	$5,478	$—		$5,478
Marketable securities	2,507	—	—		2,507
Receivables, net	36,381	4,961	—		41,342
Receivables from related parties	43,262	7,484	(9,795 (32,500 (369 (5,791 105	)(a) )(b) )(c) )(d) (e)	2,396
Inventories, net	12,555	—	—		12,555
Deferred subscription acquisition costs	12,932	—	—		12,932
Other current assets	9,909	544	(647	)(f)	9,806

Total current assets	117,546	18,467	(48,997)		87,016
Receivables from related parties	25,000	—	(25,000	)(b)	—
Property and equipment, net	9,209	1,319	(353	)(g)	10,175
Programming costs	58,706	43,453	(42,739 (6,681	)(h) )(i)	52,739
Goodwill	111,893	9,916	(9,916	)(j)	111,893
Trademarks	53,829	8,296	(8,296	)(j)	53,829
Distribution agreements acquired	23,002	—	12,382	(k)	35,384
Other noncurrent assets	19,671	3,306	3,226 (1,786 (3,306 239 (699	(k) )(l) )(m) (m) )(f)	20,651

Total assets	$418,856	$84,757	$(131,926)		$371,687

Liabilities and shareholders' equity
Financing obligations	$6,042	$—	$—		$6,042
Financing obligations to related parties	17,235	—	—		17,235
Acquisition liability	11,349	—	—		11,349
Accounts payable	15,738	4,801	—		20,539
Accounts payable to related parties	59	42,287	(9,691 (32,500	)(n) )(o)	155
Accrued salaries, wages and employee benefits	5,526	773	—		6,299
Deferred revenues	50,390	496	—		50,886
Deferred revenues from related parties	29,619	—	(27,000 (976	)(b) )(p)	1,643
Other liabilities and accrued expenses	21,331	—	(4,225 (1,080 (1,495 150	)(b) )(c) )(e) (q)	14,681

Total current liabilities	157,289	48,357	(76,817)		128,829
Financing obligations	67,805	—	—		67,805
Financing obligations to related parties	10,000	—	—		10,000
Acquisition liabilities	31,777	—	8,059	(q)	39,836
Rights acquisition fee payable	—	19,714	(19,714	)(o)	—
Deferred revenues from related parties	23,025	—	(23,025	)(b)	—
Net deferred tax liabilities	12,049	—	—		12,049
Other noncurrent liabilities	25,706	411	(3,250 (5,665 (411	)(b) )(r) )(n)	16,791

Total liabilities	327,651	68,482	(120,823)		275,310
Shareholders' equity
Common stock	263	—	—		263
Capital in excess of par value	146,158	—	—		146,158
Capital contributions	—	50,369	(50,369	)(s)	—
Accumulated deficit	(50,015)	(33,940)	33,940 5,014	(s) (t)	(45,001)
Unearned compensation restricted stock	(2,827)	—	—		(2,827)
Accumulated other comprehensive loss	(2,374)	(154)	312	(u)	(2,216)

Total shareholders' equity	91,205	16,275	(11,103)		96,377

Total liabilities and shareholders' equity	$418,856	$84,757	$(131,926)		$371,687

See accompanying notes.

Playboy Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

Pro Forma Balance Sheet Adjustments

(a)
To eliminate Playboy receivables for sales to PTVI of current programming and other items billed to PTVI.

(b)
To eliminate Playboy receivables and related deferred revenue in connection with the original sale and licensing of assets to PTVI.

(c)
To record the effects of changes in terms for the distribution of Playboy TV en Español. Prior to the restructuring, Playboy retained a 20% distribution fee on revenues with the remaining 80% of revenues and costs of distribution to PTVLA. After the restructuring, Playboy owns 100% of the network, retains 80% of revenues, is responsible for the costs of distribution and pays PTVLA a 20% distribution fee.

(d)
To record the effects of changes in terms of the program supply and trademark agreement with PTVLA. Prior to the restructuring, PTVLA paid an hourly rate for a specified number of programs and a minimal percentage of revenues for trademark usage. After the restructuring, PTVLA pays 17.5% of revenues subject to an annual minimum guarantee for program supply and trademark usage.

(e)
To record a note receivable from Claxson of $1,600 to be settled in part by offsetting Playboy's liabilities to PTVLA of $1,495.

(f)
To eliminate PTVI formation and restructuring costs on Playboy's historical balance sheet.

(g)
To eliminate PTVI's leasehold improvements and software that will not be used by Playboy.

(h)
To eliminate programming costs on PTVI's historical balance sheet that were licensed from Playboy.

(i)
To eliminate programming costs on Playboy's historical balance sheet that were licensed to PTVI.

(j)
To eliminate PTVI's goodwill and identifiable intangibles acquired from Playboy upon PTVI's formation.

(k)
To reflect intangible assets for distribution, channel and program supply agreements at fair value.

Type	Value	Lives
Playboy TV en Español
Distribution rights	$6,878	Indefinite
Carriage rights	2,112	Indefinite
Channel territory agreements	3,253	6 months — 8 years
Third party sales agreements	139	3 months
PTVLA program supply agreement	$3,226	10 years
(l)
To eliminate Playboy's investment in PTVI.

(m)
To adjust the basis of Playboy's investment in Playboy Japan that was contributed to PTVI upon its formation.

(n)
To eliminate PTVI payables to Playboy for purchases of current programming and other items.

(o)
To eliminate PTVI liabilities to Playboy related to the original purchase and licensing of assets from Playboy.

(p)
To eliminate Playboy deferred revenue on current programming sales to PTVI.

(q)
To reflect costs incurred and liabilities assumed.

(r)
To reflect the surrender of preferred stock of Playboy.com held by Claxson.

(s)
To eliminate PTVI's historical equity.

(t)
To reflect pro forma net revenue received as if the transaction had occurred on September 30, 2002. Actual revenues recorded in connection with the restructuring were $496. The difference between the pro forma and actual amounts was due to programming revenue recorded by Playboy in the fourth quarter of 2002, the receivable for which was settled with the restructuring.

(u)
To eliminate the accumulated foreign currency translation loss related to PTVI on Playboy's and PTVI's historical balance sheets.

(c)
Exhibits
2.1	Transfer Agreement, dated as of December 23, 2002, by and among Playboy Enterprises, Inc., Playboy Entertainment Group, Inc., Playboy Enterprises International, Inc., Claxson Interactive Group Inc., Carlyle Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Carlton Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Lifford International Co. Ltd. (BVI) and Playboy TV International, LLC. Playboy Enterprises, Inc. agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request. (As previously filed with the Registrant's Current Report on Form 8-K filed January 7, 2003.)
99.1	Playboy Enterprises, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2002.

Item 9.    Regulation FD Disclosure.

        The Company has elected to provide certain additional financial information in this Amendment No. 1 concerning the completion of the restructuring of the ownership of its international TV joint ventures with Claxson that has not previously been disclosed by the Company. The unaudited pro forma condensed consolidated statement of operations presents results of operations for the fiscal year ended December 31, 2002 as if the Claxson joint venture ownership restructuring had been completed at the beginning of that fiscal year. This additional financial information in this Amendment No. 1 set forth in Exhibit 99.1 is for informational purposes only. None of the information in this Item 9 or Exhibit 99.1 hereto should be deemed to be filed under the Securities Exchange Act of 1934, as amended, or incorporated by reference into any other filings Playboy has made or may make pursuant to the Securities Act of 1933, as amended, or into any other documents unless such portion of this Amendment No. 1 is expressly and specifically identified in such filing as being incorporated by reference therein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2003	PLAYBOY ENTERPRISES, INC.
	By:	/s/ Linda Havard Linda G. Havard Executive Vice President, Finance and Operations, and Chief Financial Officer

EXHIBIT INDEX

2.1	Transfer Agreement, dated as of December 23, 2002, by and among Playboy Enterprises, Inc., Playboy Entertainment Group, Inc., Playboy Enterprises International, Inc., Claxson Interactive Group Inc., Carlyle Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Carlton Investments LLC (in its own right and as a successor in interest to Victoria Springs Investments Ltd.), Lifford International Co. Ltd. (BVI) and Playboy TV International, LLC. Playboy Enterprises, Inc. agrees to furnish supplementally any omitted schedule to the Securities and Exchange Commission upon request. (As previously filed with the Registrant's Current Report on Form 8-K filed January 7, 2003.)
99.1	Playboy Enterprises, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended December 31, 2002.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Contents
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss Nine Months Ended September 30, 2002 and 2001
Unaudited Condensed Consolidated Balance Sheet September 30, 2002
Unaudited Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 2002 and 2001
Notes to Unaudited Condensed Consolidated Financial Statements
Contents
Unaudited Pro Forma Condensed Consolidated Statement of Operations Nine Months Ended September 30, 2002
Unaudited Pro Forma Condensed Consolidated Statement of Operations Fiscal Year Ended December 31, 2001
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Unaudited Pro Forma Condensed Consolidated Balance Sheet September 30, 2002
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
  Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX